Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(688,099)
Unrealized Gain (Loss) on Market Value of Futures	69,187
Dividend Income	2,302
Interest Income	4,435
ETF Transaction Fees	350
Total Income (Loss)	$(611,825)

Expenses
General Partner Management Fees	$3,346
Professional Fees	4,997
Brokerage Commissions	633
Non-interested Directors' Fees and Expenses	62
Prepaid Insurance Expense	92
NYMEX License Fee	84
SEC & FINRA Registration Expense	560
Total Expenses	9,774
Expense Waiver	(5,592)
Net Expenses	$4,182
Net Income (Loss)	$(616,007)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$6,813,747
Additions (50,000 Shares)	984,782
Net Income (Loss)	(616,007)

Net Asset Value End of Month	$7,182,522
Net Asset Value Per Share (400,000 Shares)	$17.96

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612